HESS CORPORATION

AUTHORIZATION FORM


Securities and Exchange Commission

Gentlemen:

Authorization is hereby given for each of J. Barclay Collins, and George Barry to sign for and on behalf of the undersigned applications for EDGAR filing codes, statements on Form 3 Initial Statement of Beneficial Ownership of Securities,
Form 4 Statement of Changes in Beneficial Ownership of Securities and Form 5 Annual Statement of Beneficial Ownership of Securities to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934.

This authorization shall continue to effect until revoked in writing.

2/12/2008                          \s\Sachin J. Mehra
Date                              Signature